Exhibit 3.8
ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
DELIVERY DESIGN SYSTEMS, INC.
     Pursuant to the provisions of Arizona Revised Statutes Section 10-1006, the undersigned Corporation adopts the following Articles of Amendment (this “Amendment”) to its Articles of Incorporation (the “Articles”):
1.	The name of the Corporation is Delivery Design Systems, Inc.
2.	Paragraph 1 of the Articles is hereby amended by deleting such paragraph in its entirety and replacing the deleted paragraph with the following:
1.	Name. The name of the Corporation is Mobile Mini Dealer, Inc.
3.	Except as expressly amended herein, all other provisions of the Articles shall remain unchanged and in full force and effect.
4.	This Amendment does not provide for an exchange, reclassification or cancellation of issued shares.
5.	This Amendment was adopted by the sole shareholder of the Corporation, Mobile Mini, Inc., which owns 100% of the outstanding shares of the Corporation.
(Signature Page Follows)

     The undersigned, authorized by the Board of Directors of the Corporation, has signed this Amendment this 1st day of February, 2010.

DELIVERY DESIGN SYSTEMS, INC., an Arizona corporation
By:	/s/ Mark E. Funk
	Name:	Mark E. Funk
	Title:	Executive Vice President and Chief Financial Officer

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ARTICLES OF INCORPORATION
OF
DELIVERY DESIGN SYSTEMS, INC.
KNOW ALL MEN BY THESE PRESENTS:
     That we, the undersigned, having associated ourselves together for the purpose of forming a corporation under and by virtue of the laws of the State of Arizona, do hereby adopt the following original Articles of Incorporation:
ARTICLE I
     The name of the corporation shall be DELIVERY DESIGN SYSTEMS, INC.
ARTICLE II
     The names and addresses of each of the incorporators are as follows:

Richard E. Bunger	1834 West Third Street
Tempe, AZ 85281

Steven C. Bunger	1834 West Third Street
Tempe, AZ 85281
All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.
ARTICLE III
     The purposes for which this corporation is organized include the transaction of any and all lawful business (for which a corporation may be incorporated) under the laws of the State of Arizona, as presently existing or hereafter amended.
     The character of business which the corporation initially

intends actually to conduct in tie state of Arizona is the design and manufacture of trailers and other delivery systems.
ARTICLE IV
     The amount of capital stock of the Corporation shall be 1,000,000 shares of Common Stock with no par value per share.
ARTICLE V
     The number of directors constituting the initial board of directors is four. The names and addresses of those persons who are to serve as directors until the first annual meeting of the shareholders, or until their successors have been elected and qualified, are:

Richard E. Bunger	1834 West Third Street
Tempe, AZ 85281

Barbara M. Bunger	1834 West Third Street
Tempe, AZ 85281

Steven C. Bunger	1834 West Third Street
Tempe, AZ 85281

Carolyn A. Clawson	1834 West Third Street

Tempe, AZ 85281
The number of directors shall be fixed as provided by in the bylaws of the corporation.
ARTICLE VI
     The Board of directors of the corporation may from time to time distribute on a pro rata basis to its shareholders, out of capital surplus of the corporation, a portion of its assets in cash or property.

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ARTICLE VII
     The name and address of the initial statutory agent of the corporation, who has been a bona fide resident of Arizona for at least three (3) years, is Sharyl L. Poulson, 4500 N. 32nd Street, Suite 201, Phoenix, Arizona 85018.
ARTICLE VII
     The corporation shall have the right to purchase its own shares to the extent of unreserved and unrestricted earned and capital surplus of the corporation.
ARTICLE IX
     The personal liability of every director of the corporation is and shall be eliminated or limited to the fullest extent permitted or authorized by Chapter 5, Title 10, Arizona Revised Statutes, and all amendments thereto and revisions and replacements thereof. “Director”, for the purposes of this Article, includes the persons included within the definition of the terms as set forth in A.R.S. § 10-054 and all amendments thereto and revisions and replacements thereof. The power of indemnification as provided for in the Arizona Revised Statutes shall not be denied or limited by the Bylaws.
     DATED this 22nd day of May, 1991.

/s/ Richard E. Bunger
Richard E. Bunger

/s/ Steven G. Bunger
Steven G. Bunger

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STATE OF ARIZONA	)
County of Maricopa	) )
     On this, the 22nd day of May, 1991, before me, the undersigned Notary Public, personally appeared Richard E. Bunger, who acknowledged that he executed this instrument for the purposes herein contained.

Shirley A. Pullen

Notary Public

My Commission Expires:
My Commission Expires June 11, 1994

STATE OF ARIZONA	)
)
County of Maricopa	)
     On this, the 22nd day of May, 1991, before me, the undersigned Notary Public, personally appeared Richard E. Bunger, who acknowledged that he executed this instrument for the purposes herein contained.

Shirley A. Pullen

Notary Public

My Commission Expires:
My Commission Expires June 11, 1994 slp/deliver/articles

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